Exhibit 99.1

Investing in American Energy Independence

OTCID.CJAX

A PUBLICLY-TRADED ENERGY COMPANY
FOCUSED ON ACQUIRING EXISTING ONSHORE OIL AND GAS FIELDS
IN THE UPPER GULF COAST REGION

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COJAXTODAY All data on this slide is current as of July 1, 2025. Share Price: $3.10 Stock Ticker: OTCID.CJAX SEC-Reporting: 7 Years MarketCap: $33.0MM Shares Outstanding: 14,290,4212

We acquire overlooked oil fields and turn them into producing assets What We Acquire How We Add Value Underperforming wells Produce new zones Existing infrastructure Improve efficiencies Overlooked pay zones Put on production Under-capitalized properties Fund wellwork & equipment Proven reserves Apply engineering & geoscience

We acquire overlooked oil fields and turn them into producing assets What We Acquire How We Add Value Underperforming wells Produce new zones Existing infrastructure Improve efficiencies Overlooked pay zones Put on production Under-capitalized properties Fund wellwork & equipment Proven reserves Apply engineering & geoscience

Our Acquisitions are expected to produce over 900 barrels per day High impact project 5

# Our reserves are estimated by a top-tier SEC-compliant auditor

At the end of 2024, **CoJax held 1.4 million barrels of oil equivalent in proved reserves**—76% oil-weighted. Following third-party analysis by a top-tier SEC- compliant firm, **our proved reserves grew 776% year- over-year.**

**Importantly, 89% of these barrels are proved but not yet producing**. These proved reserves passed SEC compliance technical and economic requirements.*

**"This capital raise is designed to bring these reserves on production and deliver outsized returns to shareholders.****



* See Audited Proved Reserves in Appendix
** CoJax plans to acquire and develop additional properties that are not included in the current proforma.

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Our five-year proforma* forecasts capital efficiency and sustained growth over time Recoverable Reserves 1.04MM barrels equivalent Forecasted Net Revenue $56.4 million Strong Net Income 50% of Revenue Significant Cash Flow $28.4 MM * See five-year proforma in Appendix7

We are pursuing an uplist to NYSE American through major Earnings Growth On-time SEC Filings Production Growth Uplist Readiness NYSE American INVEST NOW BEFOREEXPOSUREINCREASES CapitalRaise Investor Relations8

WHY COJAX? Lean team, tight control Effective decision-making, complementary skills and experience. Investors fund field development, not redundant management. Strategic oversight, Localoperators. A non-operating majority owner partnering with skilled, local field operatorsfor economies of scale. We control the development plan, capital allocation, and timelines. Equity-first growth All assets acquired to date were purchased without debt This approach increases free cash flow for reinvestment toward sustainable production growth. THE COMPANY IS POSITIONED FOR GROWTH NOW!

Our leadership team brings decades of oilfield, M&A, and capital markets expertise 10 Will Downs, Chairman &CEO 43 years in public and private E&P, A&D, and service sectors Liberty Operating Company Comprehensive field operations management production, workovers and drilling Jeff Guzy, Founder & CFO 20+ years in public company operations, M&A, and board leadership Corporate Leadership Strategic Partners John Young, Petroleum Reservoir Engineer 40+ years specializing in reserve analysis and field development

With world-class auditing and financials teams that keep us compliant and trusted RSM Global Accountants and Audit Prep M&K CPAs LLC Auditors Crone Law Group Legal11

Five-year proforma, current porfolio 18 * Includes G&A Eff. 7/1/25 using 6/6/2025 NYMEX Settlement Prices for WTI oil and Henry Hub natural gas. 12

Audited Proved ReservesReserve Category Field Oil (MBO) Gas (MMCF) Total (MBOE) Net Devel. CAPEX PV1O% (SMM) PDP Greens Creek 87 - 87 0.0 3.2 Liberty 12 - 12 0.0 0.1 Pine Grove 40 - 40 0.0 0.7 Non-Operated 23 - 23 0.0 0.3 Total PDP 162 - 162 0.0 4.3 PDNP Green Creek 5 - 5 0.2 1.6 Pine Grove 400 861 544 2.0 13.2 Total PDNP 406 861 549 2.2 14.7 PUD Pine Grove 528 1,243 735 9.9 1.4 Abandon All - - - 0.9 -0.2 Total Proved 1,095 2,104 1,446 13.0 29.3

Your investment will increase energy production through low-risk initiatives 14 Installing artificial lift Completing overlooked pay zones Land ownership “held by production” No drilling obligations Return existing wells to production Project Fundamental s Growth Impact 960 B O E P D* forecasted new production *BOEPD = Barrels of Oil Equivalent Per Day Over 1,000% increase in production rate in 12 months 700+ BOEPD* net to CoJax

Consider an investment in COJAX at a discount to our trading price Capital Raise, accredited investors Deploy capital into Project Execution Engage Wall Street Investment Banker Second Round Capital Raise Apply to NYSE:AMEX in parallel Execute IPO Stock Listed and tradeable A Clear Path to Uplist15

CAUTION ABOUT FORWARD-LOOKING STATEMENTS

Forward Looking Statements: This presentation may include forward-looking statements, including projections, estimates, and other statements regarding future performance or market opportunity. These statements are based on current expectations and assumptions and involve risks and uncertainties that could cause actual results to differ materially.

This is not an offer to sell or a solicitation of an offer to buy securities. Any offer will be made only through the Offering Circular available on the funding platform hosting the CoJax Oil & Gas Regulation A+ offering. Prospective investors should carefully read the Offering Circular, which includes important information about the company, the offering terms, and associated risks. Past performance is not indicative of future results. No assurance can be given that the company will complete an uplisting, meet performance forecasts, or achieve stated goals.

Disclaimers

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